AMENDMENT TO ASSET PURCHASE AGREEMENT


              THIS AMENDMENT (the "Amendment") is made and entered into as of December 2, 1994 by and between Automotive Industries, Inc., a Virginia corporation ("Buyer"), and O'Sullivan Corp., a Virginia corporation ("Seller").

              Buyer and Seller are parties to that certain Asset Purchase Agreement dated as of November 21, 1994 (the "Purchase Agreement"). Capitalized terms used and not defined herein are used as defined in the Purchase Agreement.

              The parties hereto are entering into this Amendment to amend the Purchase Agreement.

              NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereby agree as follows:

              1.   Amendments.

                   (1) Section 1(a)(xiii). Section 1(a)(xiii) shall be amended as follows: The word "and" shall be deleted immediately preceding clause (C), a comma shall be inserted immediately preceding clause (C) and the words ", (D) production tooling for the 97GM W-CAR platform and (E) production tooling for the 1995 Honda Accord platform" shall be inserted before the words "(the `Transition Tooling')".

                   (2) Section 1(h)(v). Section 1(h)(v) shall be amended as follows: In the first and second lines, the words "the WN-97 platform, the Honda Civic platform and the Honda Accord platform," shall be replaced by the words "the WN-97 platform, the 97GM W-CAR platform, the Honda Civic platform, the 1995 Honda Accord platform and the 1997 Honda Accord platform,".

                   (3) Schedule 4(c). Schedule 4(c) of the Purchase Agreement shall be amended as follows:

                     (1) Under the "Capitol Plastics of Ohio, Inc." section of "Agreements Requiring Consent, Waiver or Notification", item 3 shall be amended by deleting the words ", no signature by Honda".

                     (2) Under the "Capitol Plastics of Ohio, Inc." section of "Agreements Requiring Consent, Waiver or Notification", item 6 shall be amended by deleting the words "signed and dated December 19, 1989 by Capitol, no date or signature by Honda" and inserting in the place thereof the words "dated January 2, 1990".

                     (3) The "Capitol Plastics of Ohio, Inc." section of "Agreements Requiring Consent, Waiver or Notification", shall be amended by adding thereto items 11 and 12 as shown on Schedule A attached hereto.







                                      - 125 -
                     (4) Under the "O'Sullivan Corporation (Gulfstream Division)" section, item 1 (Confidentiality Agreement between General Motors Corporation and O'Sullivan Corporation, dated May 6, 1993) and item 19 (Confidentiality Agreement between the Dexter Automotive Materials Division of the Dexter Corporation and O'Sullivan Corporation, dated May 17, 1994) shall be deleted in their entirety.

                     (5) Under the "O'Sullivan Corporation (Gulfstream Division)" section of "Agreements Requiring Consent, Waiver or Notifica-tion", item 4 shall be amended by deleting the words "no date or signature by Honda" and inserting in the place thereof the words "dated May 14, 1991".

                     (6) The "O'Sullivan Corporation (Gulfstream Division)" section of "Agreements Requiring Consent, Waiver or Notification", shall be amended by adding thereto item 28 as shown on Schedule A attached hereto.

                   (4) Schedule 4(g). Schedule 4(g) of the Purchase Agreement shall be amended to include the following items:

                     (1) Proposed Fourth Amendment to the O'Sullivan Corporation Pension Plan for Hourly-Paid Employees.

                     (2) O'Sullivan Corporation Severance Policy for Salaried Employees (effective as of November 1, 1994).

                   (5) Schedule 4(m). Schedule 4(m) of the Purchase Agreement shall be amended as follows:

                     (1) Under the "Capitol Plastics of Ohio, Inc." section of "Licenses, Contracts and Other Agreements", item 3 shall be amended by deleting the words ", no signature by Honda".

                     (2) Under the "Capitol Plastics of Ohio, Inc." section of "Licenses, Contracts and Other Agreements", item 6 shall be amended by deleting the words "signed and dated December 19, 1989 by Capitol, no date or signature by Honda" and inserting in the place thereof the words "dated January 2, 1990".

                     (3) The "Capitol Plastics of Ohio, Inc." section of "Licenses, Contracts and Other Agreements", shall be amended by adding thereto items 11 and 12 as shown on Schedule B attached hereto.

                     (4)  Under the "O'Sullivan Corporation" section, item
    1 (Confidentiality Agreement between General Motors Corporation and O'Sullivan Corporation, dated May 6, 1993) and item 10 (Confidentiality Agreement between the Dexter Automotive Materials Division of the Dexter Corporation and O'Sullivan Corporation, dated May 17, 1994) shall be deleted in their entirety.

                     (5) Under the "O'Sullivan Corporation" section of "Licenses, Contracts and Other Agreements", item 4 shall be amended by deleting the words "no date or signature by HONDA" and inserting in the place thereof the words "dated May 14, 1991".

                     (6) The "O'Sullivan Corporation" section of "Licenses, Contracts and Other Agreements", shall be amended by adding thereto item 17 as shown on Schedule B attached hereto.

                                      - 126 -
                   (6) Schedule 4(p). Schedule 4(p) of the Purchase Agreement shall be amended as follows:

                     (1)  Under the "Capitol Plastics of Ohio, Inc." section,
    item 3 shall be amended by deleting the words ", no signature by Honda".

                     (2)  Under the "Capitol Plastics of Ohio, Inc." section,
    item 6 shall be amended by deleting the words "signed and dated December 19, 1989 by Capitol, no date or signature by Honda" and inserting in the place thereof the words "dated January 2, 1990".

                     (3) The "Capitol Plastics of Ohio, Inc." section shall be amended by adding thereto items 11 and 12 as shown on Schedule C attached hereto.

                     (4)  Under the "O'Sullivan Corporation" section,
    item 4 (Confidentiality Agreement between General Motors Corporation and O'Sullivan Corporation, dated May 6, 1993) and item 28 (Confidentiality Agreement between the Dexter Automotive Materials Division of the Dexter Corporation and O'Sullivan Corporation, dated May 17, 1994) shall be deleted in their entirety.

                     (5) Under the "O'Sullivan Corporation" section, item 7 shall be amended by deleting the words "no date or signature by HONDA" and inserting in the place thereof the words "dated May 14, 1991".

                     (6) The "O'Sullivan Corporation" section shall be amended by adding thereto item 37 as shown on Schedule C attached hereto.

                   (7) Schedule 4(s). Schedule 4(s) of the Purchase Agreement shall be amended by deleting the item which reads "Cheryl Kline - Huron:
    An unasserted claim of wrongful termination.".

                   (8) Schedule 4(t). Schedule 4(t) of the Purchase Agreement shall be amended by deleting the item which reads "Cheryl Kline - Huron:
    An unasserted claim of wrongful termination.".

                   (9) Schedule 4(u). Schedule 4(u) of the Purchase Agreement shall be amended to include the following item:

                     (1) O'Sullivan Corporation Severance Policy for Salaried Employees.

              2. Effect. Except as amended by this Amendment, the Purchase Agreement shall remain in full force and effect. All references to the "Agreement" in the Purchase Agreement shall hereafter be deemed to refer to the Purchase Agreement as amended hereby.

              3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

              4. Governing Law. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of Virginia without giving effect to any choice or conflict of law provision or rule (whether of the State of Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Virginia.
                               *    *    *    *    *
                                      - 127 -








               IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

                                   AUTOMOTIVE INDUSTRIES, INC.


                                   By:/s/ Carl E. Nelson
                                      ------------------
                                   Title:/s/ V.P.
                                         ---------------


                                   O'SULLIVAN CORPORATION


                                   By:        /s/ Anthony A. Barone
                                      -----------------------------
                                                  Anthony A. Barone

                                   Title: Vice President, Secretary and
                                            Chief Financial Officer

                                Schedule A

                        AMENDMENTS TO SCHEDULE 4(c)


             Capitol Plastics of Ohio, Inc.:

             11. Confidentiality Agreement between Honda of Canada Mfg., Inc. and Capitol Plastics of Ohio, Inc., dated January 1, 1989.

             12. Amendment to Agreement for Purchase and Sale of Goods between American Honda Motor Co., Inc. and Capitol Plastic of Ohio, Inc., dated July 15, 1994.


             O'Sullivan Corporation (Gulfstream Division):

             28. Confidentiality Agreement among Honda Research of America, Inc., Ohio Division, and Honda of America Mfg., Inc. and O'Sullivan Corporation-Gulfstream Div., dated April 9, 1990.

                                Schedule B

                        AMENDMENTS TO SCHEDULE 4(m)


             Capitol Plastics of Ohio, Inc.

             *   11.  Confidentiality Agreement between Honda of Canada Mfg.,
                      Inc. and Capitol Plastics of Ohio, Inc., dated January 1, 1989.

             *   12.  Amendment to Agreement for Purchase and Sale of Goods
                      between American Honda Motor Co., Inc. and Capitol Plastics of Ohio, Inc., dated July 15, 1994.


             O'Sullivan Corporation

             *   17.  Confidentiality Agreement among Honda Research of
                      America, Inc., Ohio Division, and Honda of America Mfg., Inc. and O'Sullivan Corporation-Gulfstream Div., dated April 9, 1990.

                                Schedule C

                        AMENDMENTS TO SCHEDULE 4(p)


             Capitol Plastics of Ohio, Inc.

             *   11.  Confidentiality Agreement between Honda of Canada Mfg.,
                      Inc. and Capitol Plastics of Ohio, Inc., dated January 1, 1989.

             *   12.  Amendment to Agreement for Purchase and Sale of Goods
                      between American Honda Motor Co., Inc. and Capitol Plastics of Ohio, Inc., dated July 15, 1994.


             O'Sullivan Corporation

             *   #    37.  Confidentiality Agreement among Honda Research of
                           America, Inc., Ohio Division, and Honda of America
                           Mfg., Inc. and O'Sullivan Corporation-Gulfstream
                           Div., dated April 9, 1990.